UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             FRONTIER ENERGY CORP.
	    ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                    NEVADA                             87-0443026
	-------------------------------		-----------------------
	(State or other Jurisdiction of		(IRS Employer I.D. No.)
	Incorporation or Organization)


                              2413 MOROCCO AVENUE
                        NORTH LAS VEGAS, NEVADA  89031
	 -------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                2008 STOCK PLAN
			   ------------------------
                           (Full title of the plan)

                            CHRISTOPHER P. FLANNERY
                      ASTOR, WEISS, KAPLAN & MANDEL, LLP
                            200 SOUTH BROAD STREET
                            PHILADELPHIA, PA 19102
                    (Name and address of agent for service)

                                (215) 790-0100
         (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

      Large accelerated filer [ ]                Accelerated filer 	   [ ]
      Non-accelerated filer   [ ]                Smaller reporting company [X]

                        CALCULATION OF REGISTRATION FEE



    Title of plan to be     Amount to be 	Proposed maximum	Proposed maximum	Amount of
       registered (1)       Registered (2)      offering  price         aggregate offering	registration fee
                                                per share (3)		price (3)
    -------------------	    -------------	----------------	------------------	----------------
      2008 Stock Plan          20,000,000           	  $0.038               $760,000.00                $88.27
           Totals              20,000,000                                      $760,000.00                $88.27


(1) This registration statement covers the common stock to be granted and common stock issuable upon the exercise of options issued under the 2008 Stock Plan of the registrant.

(2) This registration statement also covers an indeterminable number of additional shares of common stock which may become issued under the 2008 Stock Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the last sale of the common stock reported on the OTC Pink Sheets as of April 29, 2008, a date within five business days prior to the filing of this registration statement.

                                  PROSPECTUS

                             FRONTIER ENERGY, INC.

                       20,000,000 Shares Of Common Stock

This prospectus relates to the offer and sale of 20,000,000 shares of common stock of Frontier Energy, Inc., a Nevada corporation (the "Company"), which may be granted or which are issuable upon the exercise of options issued to employees, advisors and consultants (collectively, the "Grantees") pursuant to the 2008 Stock Plan (the "Stock Plan") that has been approved by the board of directors of the Company.

The common stock is not subject to any restriction on transferability, except with respect to resale restrictions applicable to shares of our common stock that are delivered to Grantees that are deemed to be our affiliates. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Securities Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. The term "affiliate" means any director, executive officer or controlling shareholder of the Company or any one of its subsidiaries. An affiliate of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a Grantee who is not now an affiliate becomes an affiliate in the future, he or she would then be subject to Section 16(b) of the Exchange Act. The common stock is traded on the OTC "Pink Sheets" under the symbol "FRGY."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The Date of this Prospectus is April 30, 2008

This prospectus is part of a registration statement which was filed and became effective under the Securities Act, and does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this prospectus as to the contents of any contracts or other documents filed as an exhibit to either the registration statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

A copy of any document or part thereof incorporated by reference in this prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Robert Genesi, Chief Executive Officer, 2413 Morocco Avenue, North Las Vegas, Nevada 89031. The Company's telephone number is (800) 914-1405.

Company is subject to the reporting requirements of the Exchange Act and files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at _____________, N.W. Washington D.C. 20549.

No person has been authorized to give any information or to make any representation, other than those contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS



INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS                         6

Item 1. Stock Plan information                                               6

Item 2. Registrant Information and Employee Plan Annual Information          6

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                           7

Item 3. Incorporation of Documents by Reference                              7

Item 4. Description of Securities                                            7

Item 5. Interests of Named Experts and Counsel                               7

Item 6. Indemnification of Officers, Directors,
	Employees and Agents; Insurance					     7

Item 7. Exemption from Registration Claimed                                  9

Item 8. Exhibits                                                             9

Item 9. Undertakings                                                         9

SIGNATURES                                                                  11

                                    PART 1
                   INFORMATION REQUIRED IN THE SECTION 10(A)
                                  PROSPECTUS


ITEM 1.  PLAN INFORMATION.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by Frontier Energy, Inc. are incorporated herein by reference:

(a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Commission;

(b) The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year ended December 31, 2007;

(c)   The   description   of  the  securities  contained  in  the  registrant's
registration statement on Form 10-SB filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d) All other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Christopher P. Flannery, Esq., of the law office of Astor, Weiss, Kaplan & Mandel, LLP, has provided legal services and advice to the Company in connection with a variety of corporate and securities matters, including the preparation and filing of this Registration Statement, the registrant's compliance with the periodic reporting requirements of the Exchange Act, and advice on a variety of matters. At the date of this Registration Statement, Mr. Flannery owns beneficially or directly 82,000any shares of our common stock. Neither Mr. Flannery, nor his law firm, has been employed on a contingent basis at anytime.

ITEM   6.   INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS;
INSURANCE.

Section 78.7502 of the Nevada Revised Statutes provides:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

(a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation SB and are specifically incorporated herein by this reference:


Exhibit No.	Title
-----------	-----
4.2       	2008 Stock Plan

5.1        	Legal opinion of Christopher P. Flannery, Esq.

23.1       	Consent of Christopher P. Flannery, Esq.. (Exhibit 5.1)

23.2       	Consent of Independent Certified Public Accountant


ITEM 9. UNDERTAKINGS.

The undersigned registrant will:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

      (iii) include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities to be the initial bona fide offering.

(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Las Vegas, Nevada on this __th day of May, 2008.

FRONTIER ENERGY, INC..
(Registrant)

/s/ Robert Genesi
-----------------
Robert Genesi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURES       	TITLE                       	DATE
----------		-----				----
/s/ Robert Genesi
-----------------	Principal Executive Officer 	May __, 2008
Robert Genesi    	Principal Financial Officer
                 	Principal Accounting Officer
                 	Director